EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Inter Parfums, Inc. of (i) our report dated March 4, 2005, except for the last paragraph thereof which is dated April 19, 2005 relating to the consolidated balance sheet of Inter Parfums, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income and cash flows for the year then ended and the related financial statement schedule and (ii) to our report dated April 19, 2005 on (a) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and (b) the effectiveness of the Inter Parfums, Inc. maintenance of internal controls over financial reporting as of December 31, 2004. Each report appears in the December 31, 2004 Annual Report on Form 10-K/A of Inter Parfums, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Mazars LLP

New York, New York
September 7, 2005